Exhibit 5.1

July 21, 2026
Westport Fuel Systems Inc.
1691 West 75th Avenue
Vancouver, British Columbia V6P 6P2
Dear Mesdames/Sirs:
Re: Westport Fuel Systems Inc. - Registration Statement on Form F-1
We have acted as Alberta and British Columbia legal counsel to Westport Fuel Systems Inc., an Alberta corporation (the “Corporation”), in connection with the Corporation’s registration statement on Form F-1 filed on July 21, 2026 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including the prospectus filed with the Registration Statement (the “Prospectus”), covering the registration and proposed resale of 4,854,369 common shares (the “Warrant Shares”) of the Corporation issued or issuable upon the exercise of 4,854,369 common share purchase warrants (the “Warrants”) that were issued pursuant to a securities purchase agreement, dated as of June 22, 2026 (the "Purchase Agreement"), between the Corporation and CVI Investments, Inc. (the "Purchaser").
In connection with this opinion, we have reviewed and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Purchase Agreement, the Warrants and the Corporation's articles, along with such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.
With respect to the foregoing documents, we have assumed, without independent investigation: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Corporation) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Corporation and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) that the Registration Statement has been declared effective pursuant to the Securities Act of 1933, as amended (the “Securities Act”).
We have also obtained from an officer of the Corporation a certificate as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificate without independent investigation.
We are solicitors qualified to practice law in the Provinces of Alberta and British Columbia, and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Provinces of Alberta and British Columbia and the federal laws of Canada applicable therein, in each case, as in effect on the date hereof. We have not made any investigation of the laws of any other jurisdiction and do not express or imply any opinion thereon.
Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:
1.The Warrant Shares have been duly authorized, and the Warrant Shares, when issued and sold by the Corporation and delivered by the Corporation to the Purchaser against receipt of the exercise price therefor from such Purchaser in the circumstances contemplated by the Warrant, will be validly issued, fully paid and non-assessable common shares in the capital of the Corporation.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the section of the Registration Statement and the Prospectus included therein entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.
This opinion is furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement and the related Prospectus, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the date hereof.
Yours truly,
/s/ Bennett Jones LLP
BENNETT JONES LLP